Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Mid-State Bancshares' previously filed Registration Statement File No. 333-38584 on Form S-8.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Orange County, California
March 28, 2001